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                                                                    EXHIBIT 5.1



     [STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A. LETTERHEAD]

                                October 24, 2001



BankAtlantic Bancorp, Inc.
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

Ladies and Gentlemen:

        We have acted as counsel to BankAtlantic Bancorp, Inc., a Florida corporation (the "Company"), and BBC Capital Trust II, a Delaware statutory business trust ("BBC Capital"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and BBC Capital with the Securities and Exchange Commission (the "SEC") for the purpose of registering under the Securities Act of 1933, as amended, Class A common stock of the Company (the "Class A Common Stock"), debt securities of the Company (the "Debt Securities"), junior subordinated debentures of the Company (the "Junior Subordinated Debentures"), preferred securities of BBC Capital (the "Preferred Securities"), and the guarantee of the Company with respect to the Preferred Securities (the "Guarantee").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Company and BBC Capital to authorize the issuance of the Guarantee and up to $150,000,000 of Debt Securities, Junior Subordinated Debentures, Class A Common Stock and Preferred Securities, all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended. In addition, we have examined a copy of the Registration Statement, including the exhibits thereto, pursuant to which the Company's issuance and sale of its Class A Common Stock, Debt Securities, Junior Subordinated Debentures and Guarantee, as well as BBC Capital's
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issuance and sale of the Preferred Securities, will be registered under the
Securities Act of 1933, as amended.

        In rendering this opinion we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (iii) the genuineness of all signatures. As to questions of material fact to the opinions expressed herein, we have relied upon such certificates of public officials, corporate agents and officers of the Company and such other certificates as we deemed relevant.

        Based upon and subject to the foregoing and other qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the Class A Common Stock, when (i) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolutions"), (ii) the Registration Statement has become effective under the Securities Act, (iii) the Class A Common Stock has been issued and sold as contemplated by the Registration Statement and (iv) the Company has received the consideration provided for in the Authorizing Resolutions, the Class A Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the indenture relating to such Debt Securities (the "Debt Securities Indenture"), comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the Debt Securities Indenture and issued and sold as contemplated in the Registration Statement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and subject to general equity principles.

3. With respect to the Junior Subordinated Debentures, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Junior Subordinated Debentures and of their issue and sale have been duly established in conformity with the indenture relating to the Junior Subordinated Debentures (the "Junior Subordinated Debenture Indenture"), comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, (iv) such Junior Subordinated Debentures have been duly executed and authenticated in accordance with the Junior Subordinated Debenture Indenture and issued and sold as contemplated in the Registration Statement and (v) the Company has received the



            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
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consideration provided for in the Authorizing Resolutions, such Junior
Subordinated Debentures will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and subject to general equity principles.

4. The guarantee agreement of the Company with respect to the Preferred Securities, when duly executed and delivered by the parties thereto, will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and subject to general equity principles.

        Our opinion is limited to the laws of the State of Florida and the United States federal laws, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for the purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Florida.

        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is provided as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

        In addition, we hereby consent to the use of our opinion included herein and to all references to this firm under the heading "Legal Matters" in the Prospectus included in the Company's Registration Statement on Form S-3, pursuant to which the Debt Securities, the Class A Common Stock, the Junior Subordinated Debentures, the Preferred Securities and the Guarantee will be registered under the Securities Act of 1933, as amended.

                                                 Very truly yours,


                                            Stearns Weaver Miller Weissler
                                            Alhadeff & Sitterson, P.A.



            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.